Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-201731) of our report dated February 20, 2015 with respect to the audited consolidated financial statements of Opexa Therapeutics, Inc. as of December 31, 2014 and 2013 and for the years then ended.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

Houston, Texas

February 20, 2015